Exhibit 99.1

Exzeo Announces Third Quarter 2025 Financial Results

Managed Premium1 up 142.1% year-over-year to $1.2 billion;

Revenue up 90% to $55.2 million year-over-year;

Pre-Tax Income Increases to $28.4 million, up from $6.9 million;

Tampa, Fla. - (Business Wire) - December 10, 2025 - Exzeo Group, Inc. (NYSE:XZO) today announced financial results for the quarter ended September 30, 2025.

"This quarter, our carrier partners delivered industry-leading financial results supported by their continued utilization of the Exzeo Platform, demonstrating the power of the platform and the scalability of our Insurance-as-a-Service model,” said Paresh Patel, Exzeo's Chairman and Chief Executive Officer. “The result was a strong third-quarter performance for Exzeo, highlighted by exceptional revenue growth, meaningful margin expansion, and robust cash generation."

Third Quarter 2025 Highlights (Comparisons to Third Quarter 2024)

•
Revenue increased 90% to $55.2 million from $29.1 million, driven primarily by growth in underwriting and management services from our existing customer base and expansion of the scope of services provided to customers at the beginning of 2025.
•
In the third quarter, a fifth insurance company joined the Exzeo platform, with a sixth insurance company joining the platform in the fourth quarter.
•
Gross profit increased to $33.8 million from $11.1 million, reflecting strong operating leverage and improved revenue mix.
•
Operating income increased $20.6 million to $27.3 million from $6.7 million.
•
Net income increased to $21.2 million, or $0.25 per diluted share based on 78.7 million diluted weighted-average shares outstanding, compared with $5.3 million, or $0.06 per diluted share based on 78.7 million diluted weighted-average shares outstanding in the prior period.
•
Adjusted EBITDA2 increased to $28.7 million from $8.8 million, and Adjusted EBITDA margin2 increased to 54.9% from 32.1%, underscoring scalability and cost efficiency.
•
Annual Recurring Revenue3 ("ARR") increased to $192.4 million as of September 30, 2025, up from $117.6 million as of September 30, 2024, highlighting strong growth in recurring revenue streams.
•
Managed Premium1 increased 142.1% to $1.2 billion from $496.3 million, reflecting continued adoption of Exzeo's Insurance-as-a-Service platform.

Year-to-Date 2025 Highlights (Comparisons to Year-to-Date 2024)

•
Revenue increased 83% to $163.7 million from $89.4 million, driven primarily by growth in underwriting and management services from our existing customer base and expansion of the scope of services provided to customers at the beginning of 2025.
•
Gross profit increased to $96.1 million from $34.5 million, reflecting improved operating leverage and favorable revenue mix.
•
Operating income increased $56.8 million to $79.2 million from $22.4 million.
•
Net income from continuing operations increased to $60.8 million, or $0.73 per diluted share based on 78.7 million diluted weighted-average shares outstanding, compared with $14.4 million or $0.05 per diluted share based on 77.1 million diluted weighted-average shares outstanding in the prior period.
•
Adjusted EBITDA2 increased to $83.5 million from $27.2 million, and Adjusted EBITDA margin2 increased to 54.0% from 32.4%.
•
Net cash provided by operating activities increased to $89.0 million from $29.3 million, highlighting strong cash generation.

Liquidity and Capital Resources

As of September 30, 2025, Exzeo had:

•
Cash and cash equivalents of $140.9 million, compared with $54.5 million as of December 31, 2024; and
•
Working capital of $68.7 million, compared to $10.9 million as of December 31, 2024.

Conference Call Information:

Exzeo Group management will host a conference call today December 10, 2025 at 4:45 p.m. Eastern time (1:45 p.m. Pacific time). Interested parties can listen to the live presentation by dialing the listen-only number below or by using the webcast link below or on the Investor Information section of the company’s website at investors.exzeo.com

Toll-Free: (800) 715-9871
International Toll: +1 (646) 307-1963
Conference ID: 3856391

Webcast Link

A replay of the event will also be available via the Investor Information section of the Exzeo Group website at investors.exzeo.com.

End Notes

1.
Managed Premium is a key operating measure of Exzeo that is defined as the aggregate gross dollar value of in-force premiums processed, managed, or administered by Exzeo's software solutions as of period end, excluding associated policy fee income.
2.
Adjusted EBITDA, Adjusted Revenue, and Adjusted EBITDA Margin are non-GAAP financial measures. Please see discussion of non-GAAP financial measures at the end of this press release for more information
3.
Annual Recurring Revenue ("ARR") is a key operating measure of Exzeo that is defined as the sum of each customer's managed premium multiplied by its contractual fee rate, plus any applicable policy fee income associated with managed policies, as of the period end date, and excludes non-recurring revenue such as catastrophe services.

About Exzeo Group, Inc.

Exzeo Group, Inc. is a leading innovator in technology solutions that are purpose-built for property and casualty (P&C) insurance carriers, with a strong focus on the expansive homeowners' insurance market. Through its completely internally developed “Insurance-as-a-Service” platform, Exzeo delivers a comprehensive suite of digital tools and services that streamline every aspect of carrier and agent operations—from quoting and underwriting to policy administration, claims handling, data analytics, and financial reporting. By integrating advanced technology with deep industry expertise, Exzeo empowers P&C insurers to enhance underwriting precision, drive operational efficiency, and achieve superior performance across the insurance value chain.

For more information, please visit https://www.exzeo.com/.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts included in this release, are forward-looking statements. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements, and these forward-looking statements may include, without limitation, statements regarding growth strategies and future performance and profitability. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties, which may include, without limitation, our ability to maintain our current level of profitability, the regulated environment in which we operate, the ownership of a controlling interest in our common stock by HCI Group, Inc., and the current dependence on HCI Group, Inc. for substantially all of our revenues. These and other risks and uncertainties are identified in our filings with the Securities and Exchange Commission, including those factors discussed under the captions entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, when filed. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. Exzeo Group, Inc. disclaims all obligations to update any forward-looking statements.

EXZEO GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	September 30,	December 31,
(amounts in thousands, except share and per share amounts)	2025	2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$140,919	$54,502
Receivable from related parties	13,313	2,581
Prepaid expense	1,124	609
Current contract cost assets	5,379	6,397
Income taxes receivable	—	3,099
Other current assets	1,911	42
Total current assets	162,646	67,230
Non-current assets:
Property and equipment, net	10,853	10,752
Operating lease right-of-use assets	7,170	8,052
Non-current contract cost assets	1,298	3,132
Deferred income taxes, net	13	—
Other assets	274	275
Total non-current assets	19,608	22,211
Total assets	$182,254	$89,441
Liabilities and Stockholders' Equity
Current liabilities:
Current contract liabilities	$73,102	$47,210
Commissions payable	3,954	4,320
Accounts payable and accrued liabilities	11,646	2,134
Operating lease liabilities	2,351	2,132
Income taxes payable	1,432	—
Payable to related parties	1,441	580
Total current liabilities	93,926	56,376
Non-current liabilities:
Non-current contract liabilities	4,023	8,366
Operating lease liabilities	5,164	6,219
Deferred income taxes, net	—	2,121
Other liabilities	709	852
Total non-current liabilities	9,896	17,558
Total liabilities	103,822	73,934
Commitments and contingencies (Note 16)
Stockholders' equity:
Common stock ($0.001 par value, 184,000,000 shares authorized, 82,775,789 and 82,810,089 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively)	83	83
Additional paid-in capital	74,915	72,755
Retained earnings (accumulated deficit)	3,434	(57,331)
Total stockholders' equity	78,432	15,507
Total liabilities and stockholders' equity	$182,254	$89,441

EXZEO GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(amounts in thousands, except per share amounts)	2025	2024	2025	2024
Revenue	$55,166	$29,110	$163,664	$89,415
Cost of revenue	21,393	17,989	67,515	54,908
Gross profit	33,773	11,121	96,149	34,507
Operating expenses
Selling, general and administrative	3,900	2,574	9,566	6,806
Research and development	2,494	1,728	7,069	5,018
Depreciation and amortization	127	89	338	245
Total operating expenses	6,521	4,391	16,973	12,069
Operating income	27,252	6,730	79,176	22,438
Investment income	1,102	197	2,263	339
Interest expense	—	(15)	—	(3,321)
Income from continuing operations, before taxes	$28,354	$6,912	$81,439	$19,456
Income tax expense from continuing operations	7,203	1,655	20,674	5,088
Income from continuing operations, after taxes	$21,151	$5,257	$60,765	$14,368
Income from discontinued operations, before taxes	$—	$—	$—	$25,854
Income tax expense from discontinued operations	—	—	—	6,601
Income from discontinued operations, after taxes	$—	$—	$—	$19,253
Net income	$21,151	$5,257	$60,765	$33,621
Less: Dividends on preferred stock	—	—	—	(10,149)
Net income attributable to common stockholders	$21,151	$5,257	$60,765	$23,472
Basic and diluted earnings per share from continuing operations	$0.25	$0.06	$0.73	$0.05
Basic and diluted earnings per share from discontinued operations	$—	$—	$—	$0.24
Basic and diluted earnings per share	$0.25	$0.06	$0.73	$0.29

EXZEO GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	September 30,
(amounts in thousands)	2025	2024
Cash flows from operating activities:
Net income	$60,765	$33,621
Net income from discontinued operations	—	(19,253)
Net income from continuing operations	60,765	14,368
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	2,160	2,828
Depreciation and amortization	2,340	1,926
Deferred income taxes	(2,134)	(419)
Foreign currency remeasurement losses	141	68
Changes in operating assets and liabilities:
Net receivable from related parties	(9,871)	(817)
Prepaid expenses	(515)	(65)
Contract cost assets	2,852	(838)
Income taxes	4,531	1,853
Contract liabilities	21,549	5,890
Commissions payable	(366)	(394)
Accounts payable and accrued liabilities	9,512	4,981
Other liabilities	(125)	254
Other assets	(1,868)	(360)
Operating leases, net	46	73
Net cash provided by operating activities	89,017	29,348
Cash flows from investing activities:
Purchase of property and equipment	(2,441)	(2,686)
Net cash used in investing activities	(2,441)	(2,686)
Cash flows from financing activities:
Redemption of redeemable preferred stock	—	(100,000)
Proceeds from issuance of notes payable - related party	—	100,000
Repurchase of common stock	—	(481)
Cash dividends paid to redeemable preferred stock	—	(2,923)
Net cash used in financing activities	—	(3,404)
Effect of exchange rate changes on cash	(159)	(11)
Net cash provided by continuing operations	86,417	23,247
Cash flows from discontinued operations:
Net cash provided by operating activities from discontinued operations	—	142,645
Net cash used in investing activities from discontinued operations	—	(189,186)
Net cash used in discontinued operations	—	(46,541)
Net increase (decrease) in cash, cash equivalents, and restricted cash	86,417	(23,294)
Cash, cash equivalents, and restricted cash at beginning of period - continuing operations	54,502	15,055
Cash, cash equivalents, and restricted cash at beginning of period - discontinued operations	—	46,541
Cash, cash equivalents, and restricted cash at beginning of period	—	61,596
Cash, cash equivalents, and restricted cash at end of period - continuing operations	140,919	38,302
Cash, cash equivalents, and restricted cash at end of period - discontinued operations	—	—
Cash, cash equivalents, and restricted cash at end of period	$140,919	$38,302
Non-cash investing and financing activities:
Extinguishment of notes payable	$—	$155,000
Capital contribution from parent	$30	$2,502

Use of Non-GAAP Financial Measures

In addition to results determined in accordance with accounting principles generally accepted in the United States ("GAAP"), we use certain non-GAAP financial measures to evaluate our operating performance and make strategic decisions. These non-GAAP financial measures include Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Revenue. Management believes these measures provide useful supplemental information for investors by facilitating comparisons of performance across reporting periods and with other companies in the industry, many of which use similar non-GAAP financial measures.

However, these non-GAAP financial measures are not prepared in accordance with GAAP, are not based on a standardized methodology, and may not be comparable to similarly titled measures used by other companies. They should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. These measures exclude items that may be significant to an understanding of our financial condition and results of operations under GAAP. The use of non-GAAP financial measures involves management judgment regarding which items to exclude or include. Accordingly, these measures have limitations and should be viewed as a supplement to, not a replacement for, our GAAP results. Management urges investors to review the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures included in this report and not to rely on any single financial measure to evaluate our business.

In this press release, Exzeo presents certain financial measures that are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP"), including Adjusted EBITDA, Adjusted Revenue, and Adjusted EBITDA Margin.

A reconciliation of these non-GAAP measures to the most direct comparable GAAP measure is provided in the tables in this press release.

Adjusted EBITDA

Exzeo defines Adjusted EBITDA as net income adjusted to exclude income tax expense, interest expense, investment income, depreciation and amortization, and stock-based compensation expense.

The following table presents the reconciliation of Net Income to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited, amounts in thousands)	2025	2024	2025	2024
Net income after tax	$21,151	$5,257	$60,765	$14,368
Income tax expense	7,203	1,655	20,674	5,088
Interest expense	—	15	—	3,321
Investment income	(1,102)	(197)	(2,263)	(339)
Depreciation and amortization	749	645	2,165	1,903
Stock-based compensation expense	731	1,471	2,160	2,828
Adjusted EBITDA	$28,732	$8,846	$83,501	$27,169

Adjusted Revenue

Exzeo defines Adjusted Revenue as the portion of total GAAP revenue earned through services delivered directly via our proprietary platform technology, without being outsourced to other service providers. This metric excludes revenue associated with services primarily within claims management that are outsourced to a subsidiary of HCI Group, Inc. Although this revenue is recognized on a gross basis under GAAP, we are considered the principal in the transaction, the economics are largely neutral, as the related costs incurred from outsourced service providers closely match the revenue recognized.

The following table presents the reconciliation of Total Revenue to Adjusted Revenue:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited, amounts in thousands)	2025	2024	2025	2024
Total Revenue	$55,166	$29,110	$163,664	$89,415
Less: Outsourced claims fees	2,809	1,550	8,895	5,441
Total Adjusted Revenue	$52,357	$27,560	$154,769	$83,974

Adjusted EBITDA Margin Calculation

Exzeo defines Adjusted EBITDA Margin as Adjusted EBITDA divided by Adjusted Revenue.

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited, amounts in thousands, except percentages)	2025	2024	2025	2024
Numerator: Adjusted EBITDA	$28,732	$8,846	$83,501	$27,169
Denominator: Adjusted Revenue	52,357	27,560	154,769	83,974
Adjusted EBITDA Margin	54.9%	32.1%	54.0%	32.4%

Investor and Media Contact

Company Contact:

Bill Broomall, CFA

Vice President, Investor Relations
 wbroomall@exzeo.com

Investor Relations Contact

Matt Glover
Gateway Group, Inc.
Tel: (949) 574-3860
XZO@gateway-grp.com